Consumer and Corporate Affairs Canada | Consommation et Affaires commerciales Canada

CERTIFIED A TRUE COPY
[signature]
SOLICITOR

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi régissant les sociétés par actions de régime fédéral

Tracer Petroleum Corporation	294174-1
Name of corporation - Dénomination de la société	Corporation number - Numéro de la société

I hereby certify that the above-named corporation was continued under Section 187 of the *Canada Business Corporations Act* as set out in the attached articles of continuance.

Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.

[signature]

Director - Directeur

July 19, 1993/le 19 juillet 1993

Date of Continuance - Date de la prorogation

Canada

CANADA BUSINESS CORPORATIONS ACT
FORM 11 - ARTICLES OF CONTINUANCE (SECTION 187)

1. **NAME OF CORPORATION**

   Tracer Petroleum Corporation

2. **THE PLACE IN CANADA WHERE REGISTERED OFFICE IS TO BE SITUATED:**

   10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5

3. **THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:**

   Common Shares - Unlimited
   Class A Preferred Shares - Unlimited
   Class B Preferred Shares - Unlimited
   The Class "A" Preferred Shares and the Class "B" Preferred Shares have the rights, privileges, restrictions and conditions as set out in the attached Appendix I subject to such changes required to provide for the continuance of the Corporation under the Canada Business Corporations Act and in particular changing all references to "Company Act" to "Canada Business Corporations Act" and "members" to "shareholders" and the deletion of all references to "without par value".

4. **RESTRICTIONS IF ANY ON SHARE TRANSFERS:**

   Nil.

5. **NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:**

   Minimum: three (3) Maximum: twenty (20)

6. **RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:**

   Nil.

7. (1) **IF CHANGE OF NAME EFFECTED, PREVIOUS NAME:**

   Not applicable.

   (2) **DETAILS OF INCORPORATION**

   Incorporated as Tylox Resource Corporation. on February 8, 1982 in the Province of British Columbia.

8. **OTHER PROVISIONS IF ANY:**

   None.

DATE: July 12, 1993

SIGNATURE: [signature]

DESCRIPTION OF OFFICE: Director

FOR DEPARTMENTAL USE ONLY
Corporation No. 294174-1

Filed: AUG AOUT - 2 1993

035301\0023

APPENDIX I

to Information Circular Dated as of
May 14, 1993

PART I

PROVISIONS ATTACHING TO THE COMMON SHARES

The Common Shares shall each carry the right to one vote at all meetings of the shareholders and, subject to the rights attached to any preferred shares as hereinafter set forth or as may be created, shall be fully participating as to dividends and distribution of capital upon liquidation , dissolution or winding-up of the Corporation.

PARTD

PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARES AS A CLASS

The Class A Preferred Shares as a class shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a)	Each Class A Preferred Share shall entitle the holder thereof to one vote in person or by proxy at all general meetings of the Corporation;

(b)
The Class A Preferred Shares shall have preferred rights as to dividends over the Common Shares of the Corporation, the extent of such preference for any such Class A Preferred Shares being issued shall be determined by the directors of the Corporation, by resolution, before the issuance of such Class A Preferred Shares;

(c)
The Class A Preferred Share shall be convertible to Common Shares of the Corporation, the ratio and extent of such convertibility shall be determined by the directors of the Corporation, by resolution, before the issuance of such Class A Preferred Shares ;

(d)
Subject to the Canada Business Corporations Act (the "CECA"), the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or, from time to time, any part of the then outstanding Class A Preferred Shares on payment for each share to be redeemed of an amount equal to the stated value of each such Class A Preferred Share;

(e)
In case a part only of the then outstanding Class A Preferred Shares is at any time to be redeemed, the Class A Preferred Shares so redeemed shall be selected in such a manner as the directors, in their absolute discretion, determine and need not be selected in proportion to the number of Class A Preferred Shares registered in the name of each shareholder nor from every or any particular holder of the Class A Preferred Shares;

(f)
In the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its members for the purpose of winding-up its affairs, the holders of the Class A Preferred Shares shall be entitled to receive out of the assets and property of the Corporation, before any amount is paid or any property or assets of the Corporation distributed to the holders of the shares of any other class, an amount equal to the stated value of each such share; after payment to the holders of the Class A Preferred Shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

PART ll

PROVISIONS ATTACHING TO THE CLASS B PREFERRED SHARES AS A CLASS

The Class B Preferred Shares as a class shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a)	Directors' Rights to Issue in One or More Series

The Class B Preferred Shares may at any time from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be detennined by the Directors by resolution; the Directors may (subject as .hereinafter provided) by resolution fix, from time to time before the issue thereof, the designation, rights privileges, restrictions and conditions attaching  to the shares of such series including, without limiting the generality of the foregoing:

(i)	the issue price,
(ii)	the rate, amount or method of calculation of dividends and whether the same are subject to change or adjustment,
(iii)	whether such dividends shall be cumulative, non-cumulative or partly cumulative,
(iv)	the dates, manner and currencies of payments of dividends and the dates fonn which dividends shall accrue,
(v)	the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, with or without provision for sinking or similar funds,
(vi)	conversion and/or exchange and/or reclassification rights,
(vii)	the voting rights, if any, and/or
(viii)
other provisions, the whole subject to the following provisions and to the issue of Certificate(s) of Amendment setting forth such designation. rights, privileges, restrictions and conditions attaching to the shares of each series.

(b)	Ranking of Class B Preferred Shares

The Class B Preferred Shares shall be entitled to preference over the Common Shares [and Class A Preferred Shares) of the Corporation and over any other shares ranking junior to the Class B Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation. dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of windup-up its affairs and may also be given such other preferences not inconsistent with paragraphs (a) and (b) hereof over the Common Shares [and the Class A Preferred Shares! of the Corporation and over any other shares ranking junior to the Class B Preferred Shares as may be determined in the case of each series of Class B Preferred Shares authorized to be issued .

(c)	Amendment with Approval of Holders of Class B Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Class B Preferred Shares as a class may be repealed, altered, modified, amended or amplified by Certificate(s) of Amendment but in each case with the approval of the holders of Class B Preferred Shares (only as a class but not as individual series)
given as hereinafter specified.

(d)	Approval of Holders of Class B Preferred Shares

Subject to the provisions of the CBCA any consent or approval given by the holders of Class B Preferred Shares as a class shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Class B Preferred Shares or by a resolution passed at a meeting of holders of the Class B Preferred Shares duly called and held upon not less than twenty-one (21) days'

notice at which the holders of at least a majority of the outstanding Class B Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meeting, in addition to any other consent or approval required by the CBCA. If at any such meeting the holders of a majority of the outstanding Class B Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen (15) days thereafter and to such time and place as may be designated by the Chairman, and not less than ten (10) days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Class B Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meeting shall constitute the consent or approval of the holder of Class B Preferred Shares. On every poll taken at every such meeting every holder of Class B Preferred Shares shall be entitled to one vote in respect of each such share held. Subject to the foregoing, the fonnalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the By-laws of the Corporation with respect to meetings of shareholders. Any consent or approval given by the holders of a Series of Class B Preferred Shares shall be deemed to have been sufficiently given if given in the same manner as provided herein regarding holders of the Class B Preferred Shares as a class.

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Forum Energy Corporation

Name of corporation-Dénomination de la société

294174-1

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Director - Directeur

July 15, 2003 / le 15 juillet 2003

Date of Amendment - Date de modification

Canada

Canada Business Corporations Act

Section 173

Baker & McKenzie
Suite 2600, Bow Valley Square III
255 Fifth Avenue, S.W.
Calgary, Alberta T2P 3G6
TEL. 403-444-9363
FAX 403-444-9373

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

1. **Name of Corporation:**	2. **Corporation No.**
TRACER PETROLEUM CORPORATION	294174-1

3. **Item number 1 of the Articles of the above named corporation are amended in accordance with Section 173(1)(a) of the Canada Business Corporations Act.**

The Name of the Corporation be changed to:

Forum Energy Corporation

Item number 2 of the Articles of the above named corporation are amended in accordance with Section 173(1)(b) of the Canada Business Corporations Act.

The place in Canada where the registered office is to be situated be changed to:

2600, 255 – 5th Avenue S.W.
Calgary, Alberta T2P 3G6

[signature]
Authorized Signature
(for societies and non-profit companies only)

Riaz Sumar
Name of Person Authorizing
(please print)

July 15, 2003
Date

DL 146 312-574
Identification
(not applicable for societies and non-profit companies)

Corporate Secretary
Title *(please print)*

Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

FEC Resources Inc.

294174-1

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

May 20, 2005 / le 20 mai 2005

Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. **Name of Corporation - Dénomination de la société**	2. **Corporation No. - N° de la société**
Forum Energy Corporation	**294174-1**

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The name is changed from Forum Energy Corporation to FEC Resources Inc.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-20	RIAZ SUMAR		DIRECTOR

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Canada

Industry Canada   Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

FEC Resources Inc.

294174-1

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

- a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;
- ☐ a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
- b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;
- ☐ b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
- c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;
- ☑ c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
- d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;
- ☐ d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

May 2, 2007 / le 2 mai 2007

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. **Name of Corporation - Dénomination de la société**	2. **Corporation No. - N° de la société**
FEC Resources Inc.	294174-1

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The number of Directors that the Corporation may have is a minimum of 1 and a maximum of 15 and the Board may appoint or remove directors as a majority of the Board may decide from time to time.

Date	Name - Nom	Signature	Capacity of - en qualité
2007-05-02	RIAZ SUMAR		DIRECTOR

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Canada